UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 7, 2019
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01    Other Events.

Determination Regarding Mini-Tender Offer

On March 7, 2019, the board of directors of Steadfast Apartment REIT, Inc. (the “Company”) announced its determination to make no recommendation, express no opinion and remain neutral regarding whether the Company’s stockholders should accept or reject the unsolicited “mini-tender” offer (the "Tender Offer") by Comrit Investments 1, Limited Partnership (the “Offeror”) for up to 337,268 shares of the Company’s common stock, which is approximately 0.7% of the outstanding shares as of December 31, 2018. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Eastern Time, on March 28, 2019, unless extended by the Offeror, in accordance with the Offeror’s offering documents.

The Company is circulating a letter to stockholders, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons the board of directors makes no recommendation regarding whether the Company’s stockholders should accept or reject the Tender Offer.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description

99.1	Letter to Stockholders of the Company from Rodney F. Emery, Chief Executive Officer and Chairman of the Board of Directors of the Company, dated as of March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	March 18, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer